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                                                                 Exhibit 10.1.25

[LETTERHEAD OF ADVANCED TELECOMMUNICATIONS, INC.]


To:         John E. Beesley

From:       Richard A, Smith, Chief Financial Officer/ Chief Operating Officer

Date:       July 16, 1999

Subject:    Outline of Employment Offer to John E. Beesley

I am pleased to present the following outline of Advanced Telecommunications, Inc., (ATI) offer to you for the position of Vice President -- Minnesota Sales.

1.    Annual Direct Compensation
      Annual compensation will be $125.000.

2.    Incentive Compensation
      You will be eligible for an annual performance incentive pay package that could max out at 60% of your annual base pay. The performance targets will be based on the following metrics:

            Revenue
            Gross Margin
            Consolidated EBITDA
            Customer Satisfaction

Performance incentive targets and pay will be assessed and granted quarterly upon completion of the year-end audit, reviewed and approved by the ATI Board of Directors.

            Base Plan (30%): Will represent the Company's budget on an annual basis.

            Target Plan (45%): Will represent the Company's budget adjusted as follows:

                              o Revenue = 104% of Budget
                              o Margin = 103% of Budget
                              o EBITDA = 89% of Budgeted Loss

            Premier Plan (60%): Will represent targets above budget that represent truly premier performance.

                              o Revenue = 107% of Budget
                              o Margin = 107% of Budget
                              o EBITDA = 79% of Budgeted Loss

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July 16, 1999

3.    Option Grants
      Your will be granted a total of 138,00 stock options broken down as follows:

                       Tranche I       Tranehe II           Total
                       ---------       ----------           -----
      Shares            90,000           48,000            138,000
      Strike Price      $5.41            $.01                NA

      Tranehe II options are provided to you in order to replace the value of your MeLeod options (5,000 shares at a strike price of $38.00 per share and 3,000 shares at a strike price of $22.50 per share) as of the McLeod closing price on July 14th, 1999 of $64.75. The options will be annual and vested on your anniversary as follows;

                                       Share Vesting    Percent Vesting
                                       -------------    ---------------
         End of Year       One            27,600              20%
                           Two            27,600              20%
                           Three          27,600              20%
                           Four           27,600              20%
                           Five           27,600              20%
                                       -------------    ---------------
                           Total         138,000             100%

      Should there be a change of control at ATI, all options granted will immediately be earned and vested.

      If the existing private equity funding process does not yield a $5.41 per share price, your exercise price will be the lesser of the private equity price per share or $5.41, whichever is lower.

      It is the objective of management and our key outside investor (Stolberg, Meehan and Scano) to increase the value of ATI at an annualized rate of at least 30% per year. See the following analysis for the estimated value generated by this grant over the next five (5) years:

      Estimated Value of J. Beesley Stock Options

                                          10%       20%       30%       40%     50%
                                        Growth    Growth    Growth    Growth  Growth
                                        ------    ------    ------    ------  ------
      Initial Grant (138,000 shares)     $.7M     $1.4M     $2.3M     $3.5M    $5.2M

      Note: These estimates of the future projected value of the option grant do not imply any guaranteed value -- but are based solely on management's/investor's expectations and their internal forecasts.

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July 16, 1999

      As a key member of the ATI executive team, you will also eligible for additional option grants based on your individual performance and performance of ATI.

4.    Other Benefits
      You will also be eligible for a complete range of company benefits, including 401(k) (25% match on the first 6% contributed), health club membership reimbursement (family reimbursement is $35.00 per month), medical coverage, and company paid parking.

5.    Contingencies
      This offer is contingent upon successful completion of a physical examination, reference/background cheeks, a positive interview with Jim Lawrence, and successful negotiation out of any/all non-competes that you may have with your existing company.

6.    Reporting Structure
      Until the position of Executive Vice President of Sales can be filled, you will report directly to me and will have direct and dotted line responsibility for Minnesota sales to include:
      a) Network Services Voice Sales Teams and ramp up
      b) Network Services Data Sales Teams and ramp up
      c) Network Services Sales Support Personal and ramp up
      d) Interconnect Sales
      e) Deploying direct and indirect sales channels

      7)  Non Compete Potential Litigation
      The Company will provide legal counsel (ATI choice) fees to a maximum of $50,000 for any potential litigation that may develop as a result of you accepting a position with ATI.

John -- I am looking forward to working with you at ATI an know that under your leadership, the Minnesota sales effort will add significant value to the shareowners of our Company.

Accepted by: /s/ John E. Beesley                  Date: August 1, 1999
             -------------------------
             John E. Beesley